EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form F-2 (No. 333-32524) and Registration Statement on Form F-2 of our report dated June 1, 2001 relating to the consolidated financial statements, which appears in Bonso Electronic International Inc.'s Annual Report on Form 20-F for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers
Hong Kong
January 8, 2002